UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2011 (March 2, 2011)
EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number including area code: 314-996-0900
No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Compensation Decisions
On March 2, 2011, the Board of Directors of Express Scripts, Inc. (the “Company”) met and finalized the approval of several compensation related items for the Company’s Named Executive Officers. These items were previously considered and approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company, subject to ratification by the full Board. The Named Executive Officers were determined based on those identified in the Summary Compensation Table contained in the Company’s proxy statement dated March 24, 2010.
Base Salary Adjustments
The Compensation Committee approved, and the board of directors ratified, adjustments to the annual base salaries for each of the Named Executive Officers after a review of performance and competitive market data. The table below sets forth the annual base salary levels of the Company’s Named Executive Officers for 2010 and 2011 (the salary for 2010 became effective on April 1, 2010, and the salary for 2011 will become effective as of April 1, 2011). The Named Executive Officers were determined based on those identified in the Summary Compensation Table contained in the Company’s proxy statement dated March 24, 2010.
Annual Bonus Awards
The Compensation Committee also authorized, and the Board of Directors ratified, the payment of annual incentive (i.e., bonus) awards to each of the Company’s executive officers in respect of the year ended December 31, 2010. The annual bonus awards were made pursuant to the Company’s annual bonus plan, with target percentages ranging from 80% to 130% in 2010. For each of the Named Executive Officers a minimum target percentage was established pursuant to such executive’s employment agreement with the Company, which are listed as Exhibits 10.7, 10.8 and 10.9 on the index exhibit attached hereto and each is hereby incorporated herein by this reference.
Pursuant to the bonus plan, in order for any bonus amount to be paid the Company must meet an annual financial goal which is based on an adjusted EBITDA target (earnings before interest, taxes, depreciation and amortization) and earnings per share (or “EPS”). In order for the bonus pool to be funded, the EPS target must be met. Assuming the EPS target is achieved, then (i) if the Company exceeds the adjusted EBITDA target, then 50% of the excess is used to supplement the corporate bonus pool up to a maximum of 200%, or (ii) if the Company fails to meet the adjusted EBITDA target, then the corporate bonus pool is reduced to the extent necessary to enable the Company to meet its target. Once the corporate bonus pool has been established, then actual bonus awards for executive officers are determined based on a subjective evaluation of the performance of the executive officers by the Committee. The Committee reviews and approves the annual financial targets used to determine the corporate bonus pool. For 2010, the Company exceeded its EPS and adjusted EBITDA targets, and, following evaluation by the Compensation Committee the bonuses awarded to the Named Executive Officers were enhanced to 145% of target.

The Compensation Committee also authorized, and the Board of Directors ratified, the award of annual incentive (i.e., bonus) awards to each of the Company’s Named Executive Officers with respect to the year ending December 31, 2011. These awards were granted as “Other Awards” under the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 LTIP”), and represent the maximum amount which may be earned by the executive based on corporate and individual performances. The Compensation Committee may exercise discretion to reduce such bonuses based on Company performance, individual performance and other subjective factors, but may in no event increase the amount of such bonuses beyond the maximum. In addition, if certain threshold earnings per share targets are not met, then no such bonuses may be paid.
The following table sets forth the 2010 and 2011 base salary levels, along with the annual bonus awards for 2010 and the maximum annual bonus awards for 2011, for each of the Named Executive Officers:

				Annual	Maximum
				Bonus	Bonus
		Annual Base Salary		Award	Award
Name	Title	2010	2011	2010	2011
George Paz	President, CEO & Chairman	$1,100,000	$1,122,000	$2,016,950	$2,902,900
Jeffrey Hall	Executive Vice President & CFO	$600,000	$612,000	$675,700	$974,400
Patrick McNamee	Executive Vice President & COO	$550,000	$561,000	$621,876	$893,200
Edward Ignaczak	Executive Vice President, Sales & Marketing	$540,000	$551,000	$604,360	$877,200
Keith Ebling	Executive Vice President & General Counsel	$475,000	$484,500	$532,730	$771,400
Annual Long Term Incentive Awards
The Compensation Committee approved, and the Board of Directors ratified, awards of certain long term incentive compensation to each of the Named Executive Officers. The long term incentive compensation awards are comprised of a mix of non-qualified stock options, restricted stock units, and performance shares, granted under the 2000 LTIP, as follows:

		Non-Qualified	Restricted	Performance
Name	Title	Stock Options	Stock Units	Shares
George Paz	President, CEO & Chairman	161,666	31,858	44,601
Jeffrey Hall	Executive Vice President & CFO	61,747	9,734	9,734
Patrick McNamee	Executive Vice President & COO	48,415	7,632	7,632
Edward Ignaczak	Executive Vice President, Sales & Marketing	49,117	7,743	7,743
Keith Ebling	Executive Vice President & General Counsel	45,609	7,190	7,190

Performance Shares. The performance shares are settled in shares of the Company’s common stock (the “Stock”) on a share-for-share basis. The number of shares of Stock to be delivered upon settlement of the performance shares is determined based upon the Company’s performance over a set period versus a peer group of companies selected by the Compensation Committee.
Specifically, the number of shares issued in settlement of the performance share awards will depend on where the Company’s performance for the period from January 1, 2011 through January 1, 2014 ranks in relation to the designated peer group in three equally-rated metrics:
•	compound annual shareholder return (price appreciation plus reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends),

•	compound annual growth in earnings per share (basic earnings per share before non-recurring items and discontinued operations), and

•	average return on invested capital (income before non-recurring items (available for common stock) divided by total invested capital, which is the sum of total long-term debt, preferred stock, minority interest, deferred tax liability and total common equity).
In order for any shares to be issued under the performance share awards, the Company’s composite performance must rank in at least the 40th percentile in relation to its peer group. Assuming the Company’s composite performance for the performance period is at the 40th percentile, the actual shares of Stock issued will equal 35% of the award targeted for the Named Executive Officer; at the 50th percentile, the actual shares of Stock issued will equal 100% of the award targeted for the Named Executive Officer; and at or above the 80th percentile, the actual shares of Stock issued will equal 250% of the award targeted for the Named Executive Officer, which is the maximum number of shares that can be awarded. If the Company’s composite performance falls between these percentile rankings, the actual shares of Stock issued will be determined by interpolation.
Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of the Stock on the date the performance share awards are settled.

The awards provide for certain rights in the event of termination of employment as a result of death, disability, retirement or termination by the Company without cause (as defined), but terminate in the event of termination of employment for any other reason prior to the last day of the performance period. Notwithstanding the foregoing, the awards provide that upon a change of control (as defined) prior to the last day of the performance period, participants who remain employed on the date of a change in control or who terminated earlier on account of death, disability or retirement will receive cash equal to the value of a portion of the Stock represented by the performance shares on the last trading day before the change in control, and that participants who were terminated earlier by the Company without cause will receive the cash value of the Stock represented by between 100% and 250% of the performance shares on the last trading day before the change in control.
The performance shares are subject to the terms of the 2000 LTIP, a Performance Share Agreement entered into with each participant, and the Employment Agreement between the Company and the participant. The 2000 LTIP is listed as Exhibits 10.4, 10.5 and 10.6, the form of award agreement is listed as Exhibit 10.1, and the employment agreements are listed as Exhibits 10.7, 10.8 and 10.9 on the index exhibit attached hereto and each is hereby incorporated herein by this reference.
Stock Options. The non-qualified stock options (“options”) were granted with a specified exercise price of $56.50 per share, which was equal to the fair market value of the Stock on the date of grant. In accordance with the Company’s Policy for Grant Approvals and for Establishing Grant Date for Equity Grants, the grant date for the options is March 2, 2011, which was the date the Company’s Board of Directors ratified the grant. The options vest and become exercisable as to one-third of each award annually on February 28, 2012, 2013, and 2014, and expire on March 2, 2018. The actual value, if any, of the options will depend on the market value of the Stock on the date the options are exercised.
The options are subject to the terms and conditions of the 2000 LTIP, a Stock Option Award Agreement entered into with each participant, and the Employment Agreement between the Company and the participant. The 2000 LTIP is listed as Exhibits 10.4, 10.5 and 10.6, the form of award agreement is listed as Exhibit 10.2, and the employment agreements are listed as Exhibits 10.7, 10.8 and 10.9 on the index exhibit attached hereto and each is hereby incorporated herein by this reference.
Restricted Stock Units. The restricted stock units awarded to the Named Executive Officers entitle the grantee to receive shares upon the satisfaction of the vesting conditions. The restricted stock units are scheduled to vest as to one-third of each award annually on February 28, 2012, 2013, and 2014. The restricted stock units are subject to the terms and conditions of the 2000 LTIP, a Restricted Stock Unit Agreement entered into with each participant, and the Employment Agreement between the Company and the participant. The 2000 LTIP is listed as Exhibits 10.4, 10.5 and 10.6, and the form of award agreement is listed as Exhibit 10.3, and the employment agreements are listed as Exhibits 10.7, 10.8 and 10.9 on the index exhibit attached hereto and each is hereby incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See exhibit index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Express Scripts, Inc.
By	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President and General Counsel

Dated: March 8, 2011

Exhibit Index

Exhibit No.	Description
10.1 [1]	Form of Performance Share Award Agreement used with respect to grants of performance shares by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed February 26, 2008.

10.2 [1]	Form of Stock Option Agreement used with respect to grants of stock options by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed February 26, 2008.

10.3 [1]	Form of Restricted Stock Unit Agreement used with respect to grants of restricted stock units by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 3, 2009.

10.4 [1]	Amended and Restated Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2001.

10.5 [1]	Second Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

10.6 [1]	Third Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Company’s Proxy Statement filed April 18, 2006.

10.7 [1]	Amended and Restated Executive Employment Agreement, dated as of October 31, 2008, and effective as of November 1, 2008, between the Company and George Paz, incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed October 31, 2008.

10.8 [1]	Amendment to the Amended and Restated Executive Employment Agreement, dated as of December 15, 2010, between the Company and George Paz, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 21, 2010.

10.9 [1]	Form of Amended and Restated Executive Employment Agreement entered into between the Company and certain key executives (including all of the Company’s named executive officers other than Mr. Paz), incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 31, 2008.

[1]	Denotes management contract or compensatory plan arrangements.